EXHIBIT 99.1

News Release

Media Contact: Jennifer Kaminski

Vice President | Public Relations Senior Manager

920-491-7576 | Jennifer.Kaminski@AssociatedBank.com

Investor Contact: Ben McCarville

Vice President | Director of Investor Relations

920-491-7059 | Ben.McCarville@AssociatedBank.com

Associated Banc-Corp appoints Andrew J. Harmening President and Chief Executive Officer

Highly regarded banking leader brings track record of profitable growth and digital innovation

GREEN BAY, Wis., March 10, 2021 – Associated Banc-Corp (NYSE: ASB) (“Associated”) today announced that its Board of Directors has appointed Andrew J. Harmening as the Company’s president and chief executive officer and a member of its Board of Directors, effective April 28, 2021. Mr. Harmening will also serve as president and chief executive officer of Associated Bank, N.A. and president of Associated Trust, N.A. Mr. Harmening was most recently senior executive vice president, consumer and business banking of Huntington Bank.

Jay Williams, chairman of Associated’s Board of Directors, said, “We are delighted to welcome Andy Harmening to Associated as our new president and CEO, and to our Board as a director. Andy is a highly regarded banking leader with a track record of driving profitable growth and operational excellence, improving customers’ experience and spearheading innovative digital products. With more than 25 years as a consumer, small business and commercial banker, he brings valuable expertise in digital transformation that will help drive Associated’s profitable growth trajectory.”

At Huntington, Mr. Harmening led the bank’s digital and omni-channel strategy, which transformed its sales and service experience and earned industry-wide recognition for customer satisfaction. Earlier, Mr. Harmening served as vice chairman of the consumer banking division of Bank of the West. He also spent nine years with U.S. Bank in several roles of increasing responsibility within its small business and commercial banking divisions. He began his career as a branch manager at Fifth Third Bank in Cincinnati, Ohio.

Commenting on his appointment, Mr. Harmening said, “I am honored to become the president and CEO of this outstanding financial institution at a time when customer focus and nimble, digitally enabled execution has never been more important. Phil and the entire Associated team have laid the groundwork for a strong path forward, and I look forward to working with Phil to ensure a smooth transition and to accelerate Associated’s progress.”

In January, Associated announced that president and CEO Philip B. Flynn informed the Board of his plans to retire from the company at the end of 2021. Mr. Flynn will continue as president and CEO until Mr. Harmening assumes these positions, at which time he will step down from both roles and from the Board of Directors. Mr. Flynn will then be available to Mr. Harmening in an advisory capacity and serve as an ambassador for the bank.

“On behalf of Associated’s Board and colleagues, we thank Phil for his steady leadership since becoming president and CEO nearly 12 years ago. Phil guided Associated through the Great Recession and the COVID-19 pandemic while growing our franchise and implementing a strong customer-focused strategy. We are grateful for his many contributions,” Mr. Williams said.

Mr. Flynn said, “I am proud of the progress the Associated team has made as we pursued our vision of becoming one of the Midwest’s premier financial institutions. I look forward to working with Andy as he prepares to take the reins at Associated, and to serving in an advisory capacity to support the company’s continued success.”

Mr. Harmening serves on the Board of Directors of the Consumer Bankers Association. He earned a bachelor’s degree from DePauw University and an MBA from the University of Cincinnati.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NYSE: ASB) is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 220 banking locations serving more than 120 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS

Statements made in this press release which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.